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EXHIBIT 99.1

                              STOCK SALE AGREEMENT

Crossover Solutions Inc (BVI), (the "Seller") with principal offices located at 1701, Haitong Securities Tower, 689 Guangdong Rd, Shanghai, China, hereby agrees with Asiahub Limited with principal offices located at 203, Siu Fat Industrial Building, 139-141 Wai Yip Street. Kwun Tong, Kowloon, HK (the "Buyer") to the sale of 7,750,000 Common Shares of Enjoy Media Holdings Limited. (US Pinksheet:
EJYM) (the "Company"), as a block.

When executed by Seller and Buyer below, this Stock Sale Agreement ("Agreement") will set out both parties understanding and agreement regarding this proposed transaction.

1. The Seller desires to sell and Buyer desires to purchase Seven Million Seven Hundred and Fifty Thousand (7,750,000) restricted common shares of the Company ("Subject Shares") for the aggregate agreed consideration of USD710,055.

2. The total consideration above mentioned will be paid to Seller of 3,944,750 restricted common shares ("Consideration Shares") of Sino
Express Travel Ltd. (US Pinksheet: SXPT), which is valued at US$0.18 per share.

3. In connection with this transaction, and as an inducement for Buyer to enter into this Agreement, the Seller hereby represents, and by the Seller's and Buyer's signing, hereby re-confirm, that:

         3.1 The Subject Shares and Consideration Shares are restricted in accordance with SEC 144 rules but free and clear of liens, claims and encumbrances.

         3.2 The Company does not have any claims against the Subject Shares, and can acknowledge to Buyer that there is no reason or cause to block the sale; Sino Express Travel Ltd does not have any claims against the Consideration Shares, and can acknowledge to Seller that there is no reason or cause to transfer the shares.

         3.3 The undersigned has no knowledge of any restrictions by contract, operation of law or otherwise prohibiting this sale or the transfer of these shares into the name of Buyer or Seller, subject only to the Securities Laws governing the sale of securities.

         3.4 Any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for each party will be paid by each party respectively.



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4.       In connection with this transaction, and as an inducement, for the
         Seller to enter into this Agreement, Buyer represents and warrants, and by our signing hereby re-confirms that:

         4.1 Company is duly organized, validly existing and in good standing under the laws of its jurisdiction, the State of California.

         4.2 Buyer is an accredited investor as the meaning is set forth under Regulation D of the Securities Act of 1933, as amended (the "Act").

         4.3 Buyer was not solicited by the Seller or any of the Seller's representatives for the purchase of these shares.

         4.4 Buyer is acquiring the Subject Shares for its own account and not with a view to distribution within the meaning of the Act.

         4.5 Buyer has received all of the information from its independent professional, legal and/or tax advisors, as it considers necessary or appropriate for determining whether to purchase the Shares. Buyer is familiar with the business, affairs, risk and properties of the Company. Buyer has had an opportunity to ask questions of and receive answers from, the Company, and its officers, directors and other representatives regarding the Company.

         4.6 Buyer has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the Subject Shares and is able to bear the economic risks relevant to the purchase of the Subject Shares hereunder.

         4.7 Buyer has been advised or are aware of the provisions of Rule 144 promulgated under the U.S. Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions

         4.8 Buyer's financial condition is such that Buyer is under no present or contemplated future needs to dispose of any portion of the Subject Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

         4.9 Notwithstanding applicable Federal and State corporate and securities law disclosure requirements in any jurisdiction, Buyer agrees not to disclose any terms of this Agreement to any other parties except to parties specifically involved in the transaction contemplated herein.



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         4.10     Buyer acknowledges that the Seller makes no representation or warranties as to the past, present or future operations of the Company, or the price or activity of the Company's stock.

5. The Seller and Buyer agree to indemnify and hold each other harmless for two (2) years following the date below against and in respect of any liability, damage or deficiency, all actions, suits, proceeding, demands, assessment, judgments, costs and expenses resulting from any misrepresentation made in this Agreement.

6. Neither party has any obligation to the other for not completing this transaction. If the transaction is not completed within the time frame agreed upon, then the Subject Shares shall be returned to the Seller in their original condition and the Consideration Shares shall be returned to the Buyer in their original condition.

7. The parties agree to execute such additional documents and take action as may reasonably be requested to effect this transaction or otherwise carry out the intent and purpose of this Agreement, or subsequently transfer the subject Shares.

8. This Agreement shall be governed by the laws of California, notwithstanding any conflict-of-law provisions to the contrary.

9. This Agreement sets forth the entire understanding between the parties and no other prior written or oral statement or agreement shall be recognized or enforced. Any amendments or modifications to this Agreement must be in writing executed by both parties.

10. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they may remain in effect to the extent permissible by law.

11. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party in the performance of any obligation by the other shall be construed as a waiver of the same or other default then, theretofore, or thereafter occurring or existing.



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12.      This agreement may be executed by one or more parties in counterparts, and such copy may be delivered by facsimile, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either of us, we agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.


Dated: December 28, 2005


Signed by "SELLER"  By:___________________________________


Signed by "BUYER"  By:____________________________________